                                                                   EXHIBIT 10.19

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                               License Agreement
                                                                 January 6, 2003

                                  CONFIDENTIAL

                                   ----------

                             REDWOOD AND YELLOWSTONE
                            SEMICONDUCTOR TECHNOLOGY
                                LICENSE AGREEMENT
                                     BETWEEN
                               TOSHIBA CORPORATION
                                       AND
                                   RAMBUS INC.

                                   ----------

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                                                               License Agreement
                                                               January 6, 2003
                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1. DEFINITIONS.........................................................2
     1.1      Rambus Interface Technology......................................2
     1.2      Redwood Rambus Interface Technology..............................2
     1.3      Yellowstone Rambus Interface Technology..........................2
     1.4      Technical Information............................................3
     1.5      Rambus Interface Specification...................................3
     1.6      Redwood Rambus Interface Specification...........................3
     1.7      Yellowstone Rambus Interface Specification.......................3
     1.8      Compatible.......................................................3
     1.9      Redwood Rambus Processor.........................................4
     1.10     Redwood Rambus Peripheral........................................4
     1.11     Yellowstone Rambus Processor.....................................4
     1.12     Yellowstone Rambus Peripheral....................................5
     1.13     [*] Product......................................................5
     1.14     Broadband Engine.................................................5
     1.15     Broadband Engine Derivative......................................5
     1.16     Memory Hub.......................................................6
     1.17     Associated Chip..................................................6
     1.18     [*] Processor Chips..............................................6
     1.19     Compliant Portion................................................6
     1.20     Licensed Rambus ICs..............................................6
     1.21     Rambus Multichip Module..........................................6
     1.22     Rambus Board.....................................................7
     1.23     Rambus System....................................................7
     1.24     Rambus Intellectual Property Rights..............................7
     1.25     Confidential Information.........................................7
     1.26     Toshiba Improvements.............................................7

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                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE
                                                                            ----

     1.27     Toshiba Patents..................................................7
     1.28     Applicable Licensed Product Under Toshiba Patents................8
     1.29     Sell.............................................................8
     1.30     Net Sales........................................................8
     1.31     Control..........................................................8
     1.32     Ultimate Parent Entity...........................................9
     1.33     Subsidiary.......................................................9
     1.34     Affiliate........................................................9
     1.35     Change of Control................................................9
     1.36     Potential Licensee...............................................9
     1.37     Applicable Patents...............................................9
     1.38     Applicable Other IP Rights.......................................9
     1.39     Effective Date..................................................10
SECTION 2. LICENSES...........................................................10
     2.1      Manufacturing and Distribution Rights...........................10
     2.2      Sublicense Rights...............................................13
     2.3      Proprietary Markings............................................13
     2.4      Trademarks......................................................13
     2.5      Limitations.....................................................14
     2.6      Toshiba Patents.................................................16
     2.7      Disclaimer......................................................17
     2.8      Certain Obligations.............................................17
     2.9      Patent License Registration.....................................17
     2.10     Delivery of Technology..........................................18
     2.11     Covenant Not To Sue.............................................18
SECTION 3. LICENSE FEES AND ROYALTIES.........................................19
     3.1      License Fee.....................................................19

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                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE
                                                                            ----

     3.2      Royalties.......................................................19
     3.3      Payments and Accounting.........................................23
     3.4      Withholding Taxes...............................................24
SECTION 4. CONFIDENTIAL INFORMATION...........................................25
     4.1      Confidential Information........................................25
     4.2      Confidentiality.................................................26
     4.3      Exceptions......................................................27
     4.4      Additional Responsibilities.....................................28
     4.5      Residuals.......................................................28
     4.6      Subsidiaries....................................................28
SECTION 5. INTELLECTUAL PROPERTY OWNERSHIP AND INDEMNIFICATION................28
     5.1      Ownership.......................................................28
     5.2      Rambus Indemnification Disclaimer...............................29
     5.3      Toshiba Indemnification Disclaimer..............................29
SECTION 6. LIMITATION OF LIABILITY............................................29
SECTION 7. TERM AND TERMINATION...............................................30
     7.1      Term............................................................30
     7.2      Termination.....................................................30
     7.3      Survival........................................................31
SECTION 8. GOVERNING LAW, DISPUTE RESOLUTION..................................31
     8.1      Governing Law...................................................31
     8.2      Dispute Resolution..............................................31
SECTION 9. MISCELLANEOUS......................................................32
     9.1      Announcement and Promotion......................................32
     9.2      Confidentiality of Agreement....................................32
     9.3      Potential Licensees.............................................33
     9.4      Assignment......................................................34

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                                TABLE OF CONTENTS
                                  (CONTINUED)
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                                                                            ----

     9.5      No Conflicts....................................................35
     9.6      Authority.......................................................35
     9.7      Notices.........................................................35
     9.8      Electronic Transfers............................................35
     9.9      Export Controls.................................................35
     9.10     Partial Invalidity..............................................37
     9.11     No Third Party Beneficiaries....................................37
     9.12     Counterparts....................................................37
     9.13     Relationship of Parties.........................................37
     9.14     Modification....................................................37
     9.15     Waiver..........................................................38
     9.16     Government Approvals............................................38
     9.17     Section Headings and Language...................................38
     9.18     Ambiguities.....................................................38
     9.19     Currency........................................................38
     9.20     Entire Agreement................................................38

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                                                               License Agreement
                                                               January 6, 2003

                             REDWOOD AND YELLOWSTONE
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT

     This Redwood and Yellowstone Semiconductor Technology License Agreement (the "Agreement") is entered into as of the Effective Date, by and between Rambus Inc., a Delaware corporation with principal offices at 4440 El Camino Real, Los Altos, California 94022, U.S.A. ("Rambus") and Toshiba Corporation, a Japanese corporation with principal offices at 1-1 Shibaura 1-chome, Minato-ku, Tokyo 105-8001 Japan ("Toshiba").

     WHEREAS, Toshiba has entered into a joint development agreement with [*] and Sony Computer Entertainment Inc. ("SCE") (the "[*] Agreement"), to develop a broadband microprocessor (designated as the "Broadband Engine") for a [*] product;

     WHEREAS, Rambus has developed and is developing certain technology for the interface between DRAMs and logic chips, designated by Rambus as "Yellowstone Rambus Interface Technology," including memory interface, logic interface, system expansion technology, system bus technology, bus architecture, bus protocol, protocol digital logic and high speed signaling/clock circuitry;

     WHEREAS, Rambus has developed and is developing certain technology for the interface between logic integrated circuits, designated by Rambus as "Redwood Rambus Interface Technology," including logic interface, system expansion technology, system bus technology, bus architecture, and high speed signaling/clock circuitry;

        WHEREAS, together with this Agreement, Rambus, Toshiba, and SCE are entering into a "Development Agreement" of even date herewith (the "Development Agreement"), for Rambus' development and delivery of materials to facilitate SCE's and Toshiba's implementation of the Redwood Rambus Interface Technology and the Yellowstone Rambus Interface Technology;

        WHEREAS, together with this Agreement, Rambus, SCE and SCE's parent company, SONY Corporation (together with SCE, "SONY") are entering into a license agreement of even date herewith (the "SONY License Agreement") for Rambus' license to SONY of portions of such Redwood technology and Yellowstone technology for use in the manufacture and sale of certain

                                                                    CONFIDENTIAL

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                                                               License Agreement
                                                               January 6, 2003

logic integrated circuits proprietary to SONY, or proprietary to SONY jointly with Toshiba and/or [*]; and

     WHEREAS, Rambus desires to license to Toshiba, and Toshiba desires to license from Rambus, portions of such Redwood technology and Yellowstone technology for use in the manufacture and sale of certain logic integrated circuits proprietary to Toshiba, or proprietary to Toshiba jointly with [*] and/or SONY, on the terms and conditions set forth herein; NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:
                                   SECTION 1.

                                   DEFINITIONS

     For purposes of this Agreement the following terms shall have the meanings set forth below:

     1.1 Rambus Interface Technology. "Rambus Interface Technology" means all interface technology which is owned by, developed by, used by, or licensed to Rambus. "Rambus Interface Technology" includes all prior, current, and future versions of this technology. As of the Effective Date, the versions of Rambus Interface Technology include, without limitation, those designated by Rambus as "Base," "Concurrent," "Direct," "Taos," "Yellowstone," and "Redwood."

     1.2 Redwood Rambus Interface Technology. "Redwood Rambus Interface Technology" means the following items which are owned by Rambus (or licensed to Rambus with the right to grant sublicenses of the scope granted herein without payment of royalties):

          (a) the Rambus Interface Technology described in Exhibit A-1 hereto;
and

          (b) all information, inventions, technology, technical documentation, designs (including circuit designs), materials, code, and know-how which describe use of the Rambus Interface Technology described in Exhibit A-1 and which Rambus provides Toshiba during the course of implementing this Agreement or the Development Agreement (the "RW Technical Information").

     1.3 Yellowstone Rambus Interface Technology. "Yellowstone Rambus Interface Technology" means the following items which are owned by Rambus (or licensed to Rambus with the right to grant sublicenses of the scope granted herein without payment of royalties):

          (a) the Rambus Interface Technology described in Exhibit A-2 hereto;
and

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                                                               License Agreement
                                                               January 6, 2003

          (b) all information, inventions, technology, technical documentation, designs (including circuit designs), materials, code, and know-how which describe use of the Rambus Interface Technology described in Exhibit A-2 and which Rambus provides Toshiba during the course of implementing this Agreement or the Development Agreement (the "YS Technical Information").

     1.4 Technical Information. "Technical Information" means RW Technical Information and/or YS Technical Information.

     1.5 Rambus Interface Specification. For any version of Rambus Interface Technology, "Rambus Interface Specification" means, at any time, the then most current version of the interface specification for that version of Rambus Interface Technology, as such interface specification is finalized and released by Rambus.

     1.6 Redwood Rambus Interface Specification. "Redwood Rambus Interface Specification" means the Rambus Interface Specification for the Redwood Rambus Interface Technology.

     1.7 Yellowstone Rambus Interface Specification. "Yellowstone Rambus Interface Specification" means the Rambus Interface Specification for the Yellowstone Rambus Interface Technology.

     1.8 Compatible. "Compatible," as applied to an integrated circuit or an interface portion between integrated circuits, means that the integrated circuit or interface portion both (i) is fully compliant with the applicable Rambus Interface Specification such that the integrated circuit can communicate with all other integrated circuits manufactured by licensees of Rambus which comply with the same Rambus Interface Specification, and (ii) complies in all respects with the protocol, pin function, pin sequencing, pin pitch, electrical specifications, and mechanical specifications of the applicable Rambus Interface Specification. A logic integrated circuit is Compatible with the Yellowstone Rambus Interface Specification only if it satisfies the foregoing requirements including, without limitation, being capable of communicating, through both the physical layer and the logic layer, with DRAM integrated circuits Compatible with the Yellowstone Rambus Interface Specification. In addition, notwithstanding the foregoing, for purposes of Compatibility with the Redwood Rambus Interface Specification under this Agreement, "protocol/logic layer" Compatibility shall mean Compatibility with the logic layer developed by [*], Toshiba, and/or SCE.

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                                                               License Agreement
                                                               January 6, 2003

     1.9 Redwood Rambus Processor. "Redwood Rambus Processor" means each processor having a program counter and capable of independently executing instructions and which (i) incorporates all or part of the Redwood Rambus Interface Technology, (ii) is defined and designed by Toshiba (or designed for Toshiba pursuant to Section 2.1(c) below) or by Rambus for Toshiba, or by Toshiba in conjunction with [*] and/or SONY, (iii) is Compatible with the Redwood Rambus Interface Specification and is not Compatible with any later Rambus Interface Specification (it being understood and agreed that, for this purpose, the Yellowstone Rambus Interface Specification shall not be considered a later Rambus Interface Specification), and (iv) except as set forth in Section
2.4 below, bears either no trademark or part number or only Toshiba's trademark and/or part number. "Redwood Rambus Processor" includes, for example, microprocessors, microcontrollers, and digital signal processors which meet the foregoing requirements set forth in clauses (i) - (iv) above, but does not include co-processors, graphics processors, image processors, or audio processors.

     1.10 Redwood Rambus Peripheral. "Redwood Rambus Peripheral" means each integrated circuit which does not have a principal function of memory storage, other than a Redwood Rambus Processor, which (i) incorporates all or part of the Redwood Rambus Interface Technology, (ii) is defined and designed by Toshiba (or designed for Toshiba pursuant to Section 2.1(c) below) or by Rambus for Toshiba, or by Toshiba in conjunction with [*] and/or SONY, (iii) is Compatible with the Redwood Rambus Interface Specification and is not Compatible with any later Rambus Interface Specification (it being understood and agreed that, for this purpose, the Yellowstone Rambus Interface Specification shall not be considered a later Rambus Interface Specification), and (iv) except as set forth in Section
2.4 below, bears either no trademark or part number or only Toshiba's trademark and/or part number. "Redwood Rambus Peripheral" includes, for example, co-processors, graphics processors, image processors, audio processors, peripheral devices, RAMDACs, and bus interface devices which meet the foregoing requirements set forth in clauses (i) - (iv) above.

     1.11 Yellowstone Rambus Processor. "Yellowstone Rambus Processor" means each processor having a program counter and capable of independently executing instructions and which (i) incorporates all or part of the Yellowstone Rambus Interface Technology, (ii) is defined and designed by Toshiba (or designed for Toshiba pursuant to Section 2.1(c) below) or by Rambus for

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                                                               License Agreement
                                                               January 6, 2003

Toshiba, or by Toshiba in conjunction with [*] and/or SONY, (iii) is Compatible with the Yellowstone Rambus Interface Specification and is not Compatible with any later Rambus Interface Specification (it being understood and agreed that, for this purpose, the Redwood Rambus Interface Specification shall not be considered a later Rambus Interface Specification), and (iv) except as set forth in Section 2.4 below, bears either no trademark or part number or only Toshiba's trademark and/or part number. "Yellowstone Rambus Processor" includes, for example, microprocessors, microcontrollers, and digital signal processors which meet the foregoing requirements set forth in clauses (i) - (iv) above, but does not include co-processors, graphics processors, image processors, or audio processors.

     1.12 Yellowstone Rambus Peripheral. "Yellowstone Rambus Peripheral"means each integrated circuit which does not have a principal function of memory storage, other than a Yellowstone Rambus Processor, which (i) incorporates all or part of the Yellowstone Rambus Interface Technology, (ii) is defined and designed by Toshiba (or designed for Toshiba pursuant to Section 2.1(c) below) or by Rambus for Toshiba, or by Toshiba in conjunction with [*] and/or SONY,
(iii) is Compatible with the Redwood Rambus Interface Specification and is not Compatible with any later Rambus Interface Specification (it being understood and agreed that, for this purpose, the Redwood Rambus Interface Specification shall not be considered a later Rambus Interface Specification), and (iv) except as set forth in Section 2.4 below, bears either no trademark or part number or only Toshiba's trademark and/or part number. "Yellowstone Rambus Peripheral" includes, for example, co-processors, graphics processors, image processors, audio processors, peripheral devices, RAMDACs, and bus interface devices which meet the foregoing requirements set forth in clauses (i) - (iv) above.

     1.13 [*] Product. "[*] Product" means a [*] product with [*] at least similar to [*] product.

     1.14 Broadband Engine. "Broadband Engine" means the [*] designed pursuant to the [*] for use in, and which will be used in, [*] Product, but only if such [*] is a [*] under [*] and a [*] under [*].

     1.15 Broadband Engine Derivative. "Broadband Engine Derivative" means a [*] derived from the [*] which is "[*]," i.e. is fully compliant with the [*] as demonstrated by fully passing the

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                                                               License Agreement
                                                               January 6, 2003

[*] as set forth in [*] (for clarity, a [*] is not [*]), but only if such [*] is a [*] under [*] and/or a [*] under [*].

     1.16 Memory Hub. "Memory Hub" means a [*] the principal purpose of which is [*], as set forth in [*], which is designed to be connected to the [*] or [*] and which actually can be demonstrated (e.g., demonstrated on a test board, prototype, or actual product) to be capable of being connected to and communicating with the [*] or a [*], and which (i) incorporates all or part of [*], (ii) is defined and designed by [*] (or designed for [*] pursuant to [*]) or by [*] for [*], or by [*] in conjunction with [*] and/or [*], and (iii) except as set forth in [*], bears either no [*] or [*] or [*].

     1.17 Associated Chip. "Associated Chip" means [*], other than a [*] or an [*] with a principal function of [*], which is designed to be connected to the [*] or a [*] and which actually can be demonstrated (e.g., demonstrated on a test board, prototype, or actual product) to be capable of being connected to and communicating, through both the [*] (i.e., the [*] developed by [*], and/or [*]) and the [*], with the [*] or a [*], but only if such [*] is a [*] under [*], or a [*] under [*] and a [*] under [*] (i.e., each Associated Chip must be a [*], but may be a [*] in addition).

     1.18 [*] Processor Chips. "[*] Processor Chips" means (i) Broadband Engines, (ii) Broadband Engine Derivatives, and (iii) Associated Chips.

     1.19 Compliant Portion. "Compliant Portion" (i) for an integrated circuit and interface portion between integrated circuits Compatible with the Redwood Rambus Interface Specification, means and is limited to that portion of the integrated circuit and the interface portion which provides Compatibility with the Redwood Rambus Interface Specification, and (ii) for an integrated circuit and interface portion between integrated circuits Compatible with the Yellowstone Rambus Interface Specification, means and is limited to that portion of the integrated circuit and the interface portion which provides Compatibility with the Yellowstone Rambus Interface Specification.

     1.20 Licensed Rambus ICs. "Licensed Rambus ICs" means and is limited to [*] Processor Chips and Memory Hubs. It is understood and agreed that the only portion of each Licensed Rambus IC that is licensed under this Agreement is the Compliant Portion.

     1.21 Rambus Multichip Module. "Rambus Multichip Module" means each product incorporating any Licensed Rambus ICs on a substrate (such as silicon, -ceramic or a printed circuit board) with multiple integrated circuits attached which are not in their own packages.

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                                                               License Agreement
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     1.22   Rambus Board. "Rambus Board" means each product, other than Rambus
Multichip Modules, incorporating any Licensed Rambus ICs or Rambus Multichip Modules in a card or other board product which adds material value to the Licensed Rambus ICs or Rambus Multichip Modules.

     1.23 Rambus System. "Rambus System" means each product incorporating any Licensed Rambus ICs, Rambus Multichip Modules and/or Rambus Boards in a system which adds material value to the Licensed Rambus ICs or Rambus Multichip Modules.

     1.24 Rambus Intellectual Property Rights. "Rambus Intellectual Property Rights" means all patents, patent applications, copyrights, and other intellectual property rights in all countries of the world which, during the term of this Agreement, are owned by Rambus or licensed to Rambus with the right to grant sublicenses of the scope granted herein without payment of royalties and which are required for the implementation or use of the Redwood Rambus Interface Technology or the Yellowstone Rambus Interface Technology for the development, manufacture, use and/or Sale of Licensed Rambus ICs.

     1.25 Confidential Information. "Confidential Information" has the meaning set forth in Section 4.1 below.

     1.26 Toshiba Improvements. "Toshiba Improvements" means all upgrades, enhancements, improvements or other derivatives of Redwood Rambus Interface Technology and/or Yellowstone Rambus Interface Technology which have been or are made, acquired or licensed by Toshiba or Toshiba Subsidiaries.

     1.27 Toshiba Patents. "Toshiba Patents" means all patents, patent applications and other patent rights (including utility models) in all countries of the world issued or issuing on patent or utility model applications which are entitled to an effective filing date on or before the date of termination of this Agreement (and all foreign counterparts thereof), which at any time during the term of this Agreement, are or were owned (solely, or jointly with third parties but subject to the consent of such third party joint owners where such consent is required for Toshiba to grant the license in Section 2.6 below) by Toshiba or Toshiba Subsidiaries (or are or were licensed to Toshiba or Toshiba Subsidiaries with the right to grant sublicenses of the scope granted herein without payment of royalties (except for payments between Toshiba and Affiliates of Toshiba, and payments

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                                                               License Agreement
                                                               January 6, 2003

to third parties for inventions made by said third parties while employed by Toshiba, or any of its Subsidiaries)).

     1.28 Applicable Licensed Product Under Toshiba Patents. "Applicable Licensed Product Under Toshiba Patents" means any product the manufacture, use, or sale of which would, if not authorized, infringe a claim of a Toshiba Patent, which claim is infringed by:

                (i) the implementation or use of any Rambus Interface Technology, any Rambus Interface Specification, or any Toshiba Improvement, or

                (ii) any apparatus required by any Rambus Interface Technology, any Rambus Interface Specification, or any Toshiba Improvement; where such infringement would not have occurred but for the implementation or use of such Rambus Interface Technology, Rambus Interface Specification, or Toshiba Improvement, and where such infringement either:

            (a) could not have been avoided by another commercially reasonable implementation or use of such Rambus Interface Technology, Rambus Interface Specification, or Toshiba Improvement, or

            (b) resulted from implementation or use of an example included in any Rambus Interface Technology, any Rambus Interface Specification, or any Toshiba Improvement.

     1.29 Sell. To "Sell" a product or item means to sell, lease, or otherwise transfer or dispose of the product or item, either to a third party or by internal transfer of the product or item from a company to any other business unit or division within such company, or to commence internal productive use thereof ("Sold," "Sale," and other forms of "Sell" shall have the same meaning).

     1.30 Net Sales. "Net Sales" means the gross sales amount invoiced or otherwise charged to customers of Toshiba or its Subsidiaries for all Licensed Rambus ICs, other than [*] Processor Chips subject to Section 3.2(a)(i)(A), less amounts invoiced for returned goods for which a refund is given, less separately stated charges for insurance, handling, duty, freight and taxes where such items are included in the invoiced price.

     1.31 Control. "Control" (including "Controlled" and other forms) of an entity means (i) either (A) beneficial ownership (whether direct, or indirect through controlled entities or other means) of more than fifty percent (50%) of the outstanding voting securities of that entity or (B) in

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                                                               License Agreement
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the case of an entity that has no outstanding voting securities, having the right to more than fifty percent (50%) of the profits of the entity, or having the right in the event of dissolution to more than fifty percent (50%) of the assets of the entity; or (ii) having the contractual power presently to designate more than fifty percent (50%) of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. (By way of example only, a company has indirect Control of a Subsidiary of its Subsidiary).

     1.32 Ultimate Parent Entity. "Ultimate Parent Entity" means an entity which is not Controlled by any other entity. Toshiba represents and warrants that, as of the Effective Date, it is an Ultimate Parent Entity.

     1.33 Subsidiary. "Subsidiary" of an entity ("Parent") shall mean each entity Controlled by the Parent, but only so long as such Control exists.

     1.34 Affiliate. "Affiliate" of an entity means each entity which Controls, is Controlled by, or is under common Control with that entity, but only so long as such Control exists.

     1.35 Change of Control. "Change of Control" of an entity means any transaction or series of transactions in which that entity becomes a Subsidiary of, or otherwise Controlled by, another entity.

     1.36 Potential Licensee. "Potential Licensee" means a company licensed by SONY, Toshiba, or [*] to manufacture and sell Broadband Engines and/or Broadband Engine Derivatives.

     1.37 Applicable Patents. "Applicable Patents" means all patents, patent applications and other patent rights (including utility models, and excluding design patents or applications) in all countries of the world issued or issuing on patent or utility model applications which are entitled to an effective filing date on or before [*], which are owned by Toshiba or Toshiba Subsidiaries or which Toshiba or Toshiba Subsidiaries otherwise have the right to enforce (and all foreign counterparts of such patents, applications, and patent rights).

     1.38 Applicable Other IP Rights. "Applicable Other IP Rights" means all trade secret rights and other intellectual property or proprietary rights owned by Toshiba or under which Toshiba has the right to grant licenses without the payment of a royalty to a third party (other than payments to third parties for inventions made while employees of Toshiba, or to Affiliates) existing as of and after the Effective Date, and prior to the termination or expiration of the Development Agreement

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                                                               License Agreement
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(including any extension or renewal thereof), but only to the extent that such rights cover information disclosed and/or materials delivered to Rambus by Toshiba under the "MULTI-PARTY NONDISCLOSURE AGREEMENT" among SCE, Toshiba and Rambus, dated May 6, 1998 and/or delivered or disclosed to Rambus under the Development Agreement, provided that "Applicable Other IP Rights" does not include patents (and, for clarity, Applicable Patents), copyrights (other than incidental use), mask work rights, or rights in trademarks, service marks, or other company, product, or service identifiers. For purposes of this Section 1.38, "Toshiba" also includes Toshiba's Subsidiaries.

     1.39 Effective Date. "Effective Date" means the date of signing by the second party to sign this Agreement, provided that if within fifteen (15) days after the first party signs this Agreement, the other party has not signed this Agreement, the first party's signature shall become void unless otherwise agreed in writing.

                                   SECTION 2.

                                    LICENSES
     2.1 Manufacturing and Distribution Rights.
            (a) Commencing on the Effective Date and subject to the terms and conditions of this Agreement, Rambus hereby grants to Toshiba a worldwide, nonexclusive, nontransferable license, under the Rambus Intellectual Property Rights, (i) to design, have designed (subject to Section 2.1(c) below), make, have made (i.e., the Compliant Portion thereof, and subject to Section 2.1(b) below), use, import, offer to Sell, and Sell Licensed Rambus ICs (i.e., the Compliant Portion thereof, and subject to Sections 2.1(d) and 2.5 below), alone or incorporated into Rambus Multichip Modules, Rambus Boards, and Rambus Systems, and (ii) to reproduce and modify the Technical Information in connection with the exercise of rights under the preceding clause (i), provided that Toshiba is granted no right to, and Toshiba agrees that it shall not, Sell Licensed Rambus ICs or Rambus Multichip Modules to any Semiconductor Company (as defined hereinbelow) for reSale of the Licensed Rambus IC or Rambus Multichip Module by the Semiconductor Company as an integrated circuit or Rambus Multichip Module. For this purpose, a "Semiconductor Company" shall mean any company that designs integrated circuits or sells integrated circuits under its own name, mark, or part number (or a name or mark licensed to it), and its Affiliates, other than any company licensed by

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                                                               License Agreement
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Rambus, or properly sublicensed by a Rambus licensee, to manufacture and sell the equivalent applicable type of integrated circuit (i.e., processors or peripherals) Compatible with the Redwood Rambus Interface Specification or Yellowstone Rambus Interface Specification, as applicable. In the event that Toshiba wishes to Sell Licensed Rambus ICs to a Semiconductor Company for reSale by the Semiconductor Company as a Rambus Multichip Module, and only with substantial value added thereto (by Semiconductor Company), then upon request of Toshiba, Rambus agrees to discuss in good faith, on a case by case basis, the possible extension of the license granted to Toshiba hereunder to include such Sales of that Rambus Multichip Module to that Semiconductor Company.

            (b) Toshiba shall have the right to subcontract manufacturing of all or part of Licensed Rambus ICs provided that (i) subcontractors receive only mask sets, data bases and any documents and data necessary to manufacture and/or test integrated circuits, (ii) each subcontractor agrees in writing not to use any Rambus Interface Technology received from Toshiba for any purpose other than such subcontract manufacturing for Toshiba, and (iii) Toshiba shall be responsible for any misuse of any Rambus Interface Technology by its subcontractors, unless Rambus is a direct party or designated as an intended third party beneficiary to a nondisclosure agreement with the subcontractor, entitled to enforce it against the subcontractor. Nothing herein shall be deemed to grant Toshiba subcontractors any license under any Rambus Interface Technology except for performing subcontract manufacturing for Toshiba as provided herein.

            (c) Toshiba shall have the right to subcontract the design of Licensed Rambus ICs provided that (i) subcontractors receive no Technical Information other than the Redwood RAC GDSII or the Yellowstone RAC GDSII, and the associated timing model(s) for the RAC to core logic interface, (ii) the subcontractor may not modify the Redwood RAC GDSII or the Yellowstone RAC GDSII,
(iii) Toshiba enters into a nondisclosure agreement with the subcontractor, at least as protective as Section 4 below, (iv) each subcontractor agrees in writing not to use any Rambus Interface Technology for any purpose other than such subcontractor design for Toshiba, and (v) Toshiba shall be responsible for any misuse of any Rambus Interface Technology by its subcontractors, unless Rambus is a direct party to a nondisclosure agreement with the subcontractor

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                                                               License Agreement
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or is designated as an intended third party beneficiary to the nondisclosure agreement with the subcontractor, entitled to enforce it against the subcontractor. Nothing herein shall be deemed to grant Toshiba subcontractors any license under any Rambus Interface Technology except for performing subcontract design for Toshiba as provided herein.

            (d) This license is limited to (i) implementation and use of the Yellowstone Rambus Interface Technology, under the Rambus Intellectual Property Rights required for the implementation or use of the Yellowstone Rambus Interface Technology for the development, manufacture, use and/or Sale of Licensed Rambus ICs Compatible with the Yellowstone Rambus Interface Specification ("Yellowstone Rambus ICs"), in the Compliant portion of Yellowstone Rambus ICs, and only to provide such Compatibility and for no other function or interface protocol, and (ii) implementation and use of the Redwood Rambus Interface Technology, under the Rambus Intellectual Property Rights required for the implementation or use of the Redwood Rambus Interface Technology for the development, manufacture, use and/or Sale of Licensed Rambus ICs Compatible with the Redwood Rambus Interface Specification ("Redwood Rambus ICs"), in the Compliant portion of Redwood Rambus ICs, and only to provide such Compatibility and for no other function or interface protocol. Notwithstanding any other provision of this Agreement, no license (express, implied, or otherwise) is granted for the use of any Rambus intellectual property rights with respect to any other portion (i.e., any portion other than the Compliant portion as set forth in the preceding clauses (i) and (ii)), function, or interface protocol of any Licensed Rambus IC or any other integrated circuit, module, board, or system. Toshiba agrees not to use Rambus Interface Technology except as authorized in this Agreement or in other agreements between Rambus and Toshiba.

            (e) For the avoidance of doubt, this Agreement does not apply to any interface (other than the Compliant Portion of a Redwood interface and a Yellowstone interface) on a Licensed Rambus IC, including, without limitation, any DDR interface or DDRII interface, provided however, that this Section 2.1(e) shall not be read to imply whether such a license is or is not otherwise needed.

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                                                               License Agreement
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            (f) The license granted to Toshiba pursuant to this Agreement to make, have made, and Sell Licensed Rambus ICs, shall not be effective until Rambus has received all amounts payable under Section 3.1 of this Agreement.

     2.2 Sublicense Rights. Toshiba shall have the right to grant sublicenses of the rights granted in Section 2.1 above only to Subsidiaries of Toshiba, provided that (i) Toshiba shall cause each Subsidiary to agree to be bound by the terms and conditions of this Agreement, excluding the provisions of this paragraph, and (ii) such sublicense will terminate upon termination of this Agreement for any reason, or upon the company's ceasing to be a Toshiba Subsidiary, whichever occurs first. Toshiba shall itself pay royalties accrued by sublicensed Subsidiaries. Toshiba shall be responsible for the performance by each Subsidiary of all obligations contained herein.

     2.3 Proprietary Markings. To the extent that Toshiba generally marks its own packaging or documentation with its own patent numbers covering the goods it manufactures, Toshiba shall likewise mark the packaging or documentation of each Licensed Rambus IC and Rambus Multichip Module manufactured by or for Toshiba with the Rambus patent numbers which Rambus notifies Toshiba in writing to apply to such Licensed Rambus IC and Rambus Multichip Module.

     2.4 Trademarks.

            (a) Toshiba shall mark all catalogues, brochures and other marketing material used for Licensed Rambus ICs and Rambus Multichip Modules with the marking set forth in Exhibit C, as amended by Rambus from time to time ("Trademarks"). All representations of Rambus' Trademarks that Toshiba uses shall first be submitted to Rambus for approval of design, color and other details or shall be exact duplicates of those used by Rambus.

            (b) Toshiba shall be entitled, at its option, to mark each Licensed Rambus IC semiconductor package with the Trademarks.

            (c) Any use of the Trademarks by Toshiba shall be in accordance with the instructions from Rambus. Toshiba agrees that Rambus may from time to time revise these instructions for the purpose of protecting the standards of performance established for Rambus' goods and services sold under the Trademarks. At Rambus' request from time to time, Toshiba will provide to Rambus, at no charge, a reasonable number of samples of any of Toshiba's Licensed Rambus ICs that bear the Trademarks to enable Rambus to ensure that such Licensed Rambus ICs

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                                                               License Agreement
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are of appropriate quality. Toshiba will promptly remedy any failure of its
Licensed Rambus ICs bearing any Trademarks to meet the reasonable quality standards established by Rambus for goods bearing the Trademarks.

            (d) Toshiba shall be entitled to Sell Licensed Rambus ICs and/or Rambus Multichip Modules to any third party ("Customer") with the Customer's name, mark, and/or part number on the Licensed Rambus IC and/or Rambus Multichip Module ("Customer Marked Products") if, and only if, all of the Customer's reSales of such Customer Marked Products are only as incorporated into that Customer's Rambus Boards and/or that Customer's Rambus Systems. For the avoidance of doubt, the license to Toshiba does not include, and Toshiba agrees that it shall not, Sell Customer Marked Products for reSale of any Customer Marked Products as integrated circuits or as Rambus Multichip Modules.

     2.5 Limitations.

            (a) No license or other right is granted, by implication, estoppel or otherwise, to Toshiba or any third party, under any patents, confidential information or other intellectual property rights now or hereafter owned or controlled by Rambus except for the licenses and rights expressly granted in this Agreement. Toshiba and its Subsidiaries shall not utilize the Redwood Rambus Interface Technology or the Yellowstone Rambus Interface Technology except as expressly licensed to Toshiba under this Agreement. In addition, Toshiba is granted no right pursuant to this Agreement to manufacture or distribute or authorize its customers to use or distribute integrated circuits which incorporate all or part of any Rambus Interface Technology other than Licensed Rambus ICs (i.e., the Compliant Portion thereof, and subject to Sections 2.1(d) and this 2.5), even if such integrated circuits are incorporated in Rambus Multichip Modules, Rambus Boards, or Rambus Systems. Nothing contained in this Agreement shall be construed as:

                (i) a warranty or representation by Rambus as to the validity, enforceability, and/or scope of any Rambus Intellectual Property Right;

                (ii) imposing upon Rambus any obligation to institute any suit or action for infringement of any Rambus Intellectual Property Right, or to defend any suit or action brought by a third party which challenges or concerns the validity, enforceability, or scope of any Rambus Intellectual Property Right;

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                                                               License Agreement
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                (iii) imposing on Rambus any obligation to file any patent application or other intellectual property right application or registration or to secure or maintain in force any patent or other Rambus Intellectual Property Right; or

                (iv) a warranty or representation by Rambus as to the performance, operation or maintenance of any product of Toshiba manufactured, used or sold pursuant to this Agreement.

            (b) It is understood and agreed that no license to Toshiba or any third party is granted pursuant to this Agreement or implied:

                (i) with respect to the combination of a Licensed Rambus IC with another item (unless the other item is an integrated circuit which is Compatible with the Redwood Rambus Interface Specification or Yellowstone Rambus Interface Specification, as applicable to that Licensed Rambus IC, and is manufactured and Sold pursuant to a license from Rambus (or pursuant to an authorized sublicense from a Rambus licensee) (a "Compatible Licensed Chip"), and only as set forth hereinbelow), or

                (ii) in any case, with respect to any item with which a Licensed Rambus IC may be combined.

No license is granted pursuant to this Agreement, nor may any license be implied, with respect to the combination (except as set forth hereinabove with respect to Compatible Licensed Chips) or the other item, but the Licensed Rambus IC itself (i.e., the Compliant Portion thereof, and subject to Sections 2.1(d) and this 2.5) is licensed as set forth in this Agreement. Further, with respect to the combination of a Licensed Rambus IC with a Compatible Licensed Chip, the licenses granted herein extend only to the connection between the Compliant Portion of the Licensed Rambus IC and that portion of the Compatible Licensed Chip. Thus, for example, Toshiba is not prohibited from Selling Licensed Rambus ICs incorporated into Rambus Multichip Modules, Rambus Boards, or Rambus Systems, but the license granted to Toshiba under this Agreement applies only to Compliant Portion of the Licensed Rambus IC (as set forth in Section 2.1(d) above and the remainder of this Agreement), or its combination with the Compliant Portion of a Compatible Licensed Chip, but not to any other integrated circuit or combination. In the event that an unlicensed such combination is the result of any act and/or event of a third party (i.e., not the result of any act and/or event of

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                                                               License Agreement
                                                               January 6, 2003

Toshiba or a Subsidiary of Toshiba), Rambus agrees not to assert any claim against Toshiba or its Subsidiary for infringement relating to such third party combination, but expressly reserves all rights against all third parties. The foregoing agreement not to assert any claim is personal and limited to Toshiba and its Subsidiaries.

     2.6 Toshiba Patents. Toshiba hereby grants to Rambus a worldwide, royalty-free, fully paid, nonexclusive license under Toshiba Patents to make, have made, use, import, offer to sell, and sell or otherwise transfer Applicable Licensed Products Under Toshiba Patents, provided that this license shall be limited to implementation or use of Rambus Interface Technology for the interface between a logic chip and a memory chip (i.e., the interface portion on, as well as between, such chips). Rambus shall have the right to sublicense its rights under the Toshiba Patents to any or all of the other licensees of any Rambus Interface Technology for the interface between a logic chip and a memory chip (i.e. the interface portion on, as well as between, such chips) to the extent such licensee has provided similar rights to Rambus with a right to sublicense to Toshiba, provided that such sublicensed rights will be limited to implementation or use of Rambus Interface Technology for such interface between a logic chip and a memory chip. Nothing contained in this Section shall be construed as imposing upon Toshiba any obligation to institute any suit or action for infringement of any Toshiba Patents and/or Toshiba Improvement, or to defend any suit or action brought by a third party which challenges or concerns the validity, enforceability, or scope of any Toshiba intellectual property right.

     In further explanation of the second sentence of this Section, Toshiba shall have rights (under this Agreement) under patents of those Rambus licensees who have granted patent sublicense rights to Rambus to the same extent Toshiba has provided such rights under Toshiba Patents to Rambus hereunder, provided that Toshiba's rights hereunder shall be limited to implementation and use as part of Rambus Interface Technology as licensed to Toshiba by Rambus and no sublicense is granted for use of such rights with respect to (i) semiconductor manufacturing technology, and (ii) any other portion of any integrated circuit including, without limitation, the core of a memory integrated circuit (that portion of a memory integrated circuit other than the interfaces as detailed in Exhibit A-2 hereto).

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                                                               License Agreement
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     2.7 Disclaimer. THE RAMBUS INTERFACE TECHNOLOGY, ANY DELIVERABLES, ANY
TECHNICAL INFORMATION AND ANY CONFIDENTIAL INFORMATION PROVIDED BY RAMBUS TO TOSHIBA ARE PROVIDED AND LICENSED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE LICENSE GRANTED BY TOSHIBA IN SECTION 2.6 ABOVE IS GRANTED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED
TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE.

     2.8 Certain Obligations. Toshiba shall, pursuant to the Development Agreement, incorporate the Redwood Rambus Interface Technology and Yellowstone Rambus Interface Technology into the first processor developed pursuant to the [*] Agreement for use in [*] Product, such that this processor is Compatible with the Redwood Rambus Interface Specification and is Compatible with the Yellowstone Rambus Interface Specification. Toshiba will use its continuous diligent efforts to manufacture (or have manufactured), and Sell and ship [*] and [*] for use in [*] Product, until at least three (3) years after first shipment of an engineering sample of the first [*]. Rambus' exclusive remedy under this Agreement for Toshiba's breach of this section shall be termination of this Agreement under Section 7.2(a) below.

     2.9 Patent License Registration.

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                                                               License Agreement
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            (a) Toshiba shall have the right, during the term of each applicable
Rambus patent licensed to Toshiba under Section 2.1 herein ("Licensed Patents"), to register such license to the applicable authorities (such as the Patent and Trademark Office) of the country where such Licensed Patent is issued, but only if registration is reasonably desirable, by outside local counsel's opinion retained by Toshiba, for securing the license granted to Toshiba hereunder against the successors, assignees or other licensees of such Licensed Patent. At Toshiba's request, Rambus shall provide necessary assistance to Toshiba, at Toshiba's expense, to effect such registration.

            (b) For the purpose of such registration of Toshiba's non-exclusive license under Licensed Patents to the Japanese Patent Office, Rambus represents and warrants that, as of the date of Rambus' execution of this Agreement, Exhibit F is the exclusive list of the Japanese patents and publicly available Japanese patent applications owned by Rambus which are the subject of Rambus Intellectual Property Rights licensed to Toshiba hereunder. Rambus shall, approximately every six (6) months, update the list in Exhibit F and so notify Toshiba so that the above representation and warranty will be satisfied as of the date of such notice. Unless and until Rambus transfers or assigns a Licensed Patent to a third party, however, Rambus' exclusive liability and obligation, and Toshiba's sole remedy, arising out of this representation, warranty, and update obligation shall be to correct Exhibit F. At the request of Toshiba, Rambus shall execute necessary documents supplied by Toshiba (together with English translations thereof) for Toshiba to register in Japan the non-exclusive license granted to Toshiba under this Agreement, in accordance with the then most updated Exhibit F.

     2.10 Delivery of Technology. Within thirty (30) days after the Effective Date, Rambus shall provide to Toshiba the Redwood Rambus Interface Technology and Yellowstone Rambus Interface Technology specified in Exhibit G hereto.

     2.11   Covenant Not To Sue.

            (a) On its own behalf, and on behalf of its Subsidiaries, Toshiba covenants and agrees that neither Toshiba nor its Subsidiaries will sue Rambus or its Subsidiaries for:

                (i) inducing infringement of and/or contributorily infringing, or similar acts with respect to, one or more claims of any Applicable Patents where such infringement results from the development, delivery, license, use, or implementation of Redwood Rambus Interface

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                                                               License Agreement
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Technology (including improvements and successors) or Yellowstone Rambus
Interface Technology (including improvements and successors) by Rambus, its Subsidiaries, or any Rambus licensee or other third party, but, for clarity, not including the manufacture or Sale of integrated circuits by Rambus or its Subsidiaries; and/or

                (ii) infringing or misappropriating any Applicable Other IP Rights, where such infringement or misappropriation results from the development, delivery, license, use, implementation, or other exploitation of Redwood Rambus Interface Technology (including improvements and successors) or Yellowstone Rambus Interface Technology (including improvements and successors) by Rambus, its Subsidiaries, or any Rambus licensee or other third party without direct, knowing, or intentional use of or reference to any Toshiba confidential materials delivered to Rambus by Toshiba under the "MULTI-PARTY NONDISCLOSURE AGREEMENT" among SCE, Toshiba and Rambus, dated May 6, 1998 and/or delivered to Rambus under the Development Agreement, but, for clarity, not including the manufacture or Sale of integrated circuits by Rambus or its Subsidiaries.

            (b) Toshiba, on behalf of itself and its Subsidiaries, represents and warrants that any sale of, assignment of, or other transfer of rights which would enable a third party to enforce any Applicable Patent (or portion thereof) or any Applicable Other IP Right (or portion thereof) shall be effected subject to the rights granted to Rambus under this Section 2.11 prior to such sale, assignment or other transfer.

            (c) Nothing in this Section 2.11 shall affect Toshiba's or its Subsidiaries' rights against any person or entity other than Rambus or its Subsidiaries.

                                   SECTION 3.

                           LICENSE FEES AND ROYALTIES

     3.1 License Fee. Within thirty (30) days after the Effective Date, Toshiba shall pay to Rambus by electronic transfer a nonrefundable Redwood Rambus Interface
Technology/Yellowstone Rambus Interface Technology license fee of [*] dollars (U.S. $[*]). This license fee shall not be recoupable against any royalty or other payment owed by Toshiba.

     3.2    Royalties.

            (a) Royalty Rate.

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                                                               License Agreement
                                                               January 6, 2003


                (i) (A) Except as set forth in Section 3.2(a)(i)(B) below, the following royalty shall apply to Sales of [*] Processor Chips: Upon each Sale by Toshiba or its Subsidiaries of [*] Processor Chips other than to Rambus and/or its Subsidiaries, for the Compliant Portion thereof Toshiba shall pay to Rambus, by electronic transfer, the following royalty:

     Total [*] Processor Chip Units Sold         Royalty Per [*] Processor Chip
  -----------------------------------------    ---------------------------------
  First [*] units (as set forth below)         US $[*]
  All additional units (as set forth below)    US $[*]

provided that Toshiba's [*] Processor Chip Sales volume will be aggregated with SONY's and, if applicable, SONY's sublicensee's, Sales volume of equivalent integrated circuits Sold pursuant to a Yellowstone Rambus Interface Technology or Redwood Rambus Interface Technology license from Rambus, as determined by Rambus using Toshiba's, SONY's, and, if applicable, SONY's sublicensee's, royalty reports, such that this royalty will reduce from $[*] per unit to $[*] per unit for Sales in the first calendar quarter after the calendar quarter in which such companies' aggregate such Sales volume reaches [*] units. For the avoidance of doubt, it is understood and agreed that only one such [*] or [*] (as applicable) royalty as provided hereunder is payable (under this Agreement, the SONY License Agreement, and any sublicense properly granted under the SONY License Agreement) by SONY, SONY's sublicensee, or Toshiba, as applicable, for the Compliant Portion(s) of each [*] Processor Chip unit and that no additional royalty is due or payable by Toshiba, under this Agreement and other existing agreements between Rambus and Toshiba, for the use of the Compliant Portion(s) of such [*] Processor Chip unit to implement the Redwood interface and/or the Yellowstone interface.

                      (B) If by [*] SCE has not yet [*] Product [*], then for Sales during each calendar quarter commencing with the second calendar quarter of [*] and until the calendar quarter immediately following the calendar quarter in which [*] Product [*], then, in lieu of the [*] which was granted in expectation of [*] Product, the following royalty shall apply to Sales of [*] Processor Chips: Upon each Sale by Toshiba or its Subsidiaries of [*] Processor Chips other than to Rambus and/or its Subsidiaries, for the Compliant Portion thereof Toshiba shall pay to Rambus, by electronic transfer, (I) for Sales of [*] Processor Chips Compatible with the Redwood Rambus

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                                                               License Agreement
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Interface Specification, a royalty equal to [*] percent ([*]%) of Net Sales, and
(II) for Sales of [*] Processor Chips Compatible with the Yellowstone Rambus Interface Specification, a royalty equal to [*] percent ([*]%) of Net Sales. For the avoidance of doubt, it is understood and agreed that only one such [*]% or [*]% royalty (as applicable) as provided hereunder is payable (under this Agreement, the SONY License Agreement, and any sublicense properly granted under the SONY License Agreement) by SONY, SONY's sublicensee, or Toshiba, as applicable, for the Compliant Portion(s) of each [*] Processor Chip unit and that no additional royalty is due or payable by Toshiba under this Agreement and other existing agreements between Rambus and Toshiba for the use of the Compliant Portion(s) of such [*] Processor Chip unit to implement the Redwood interface and/or the Yellowstone interface.

                (ii) Upon each Sale by Toshiba or its Subsidiaries of Memory Hubs, for the Compliant Portion thereof Toshiba shall pay to Rambus, by electronic transfer, a royalty equal to [*] percent ([*]%) of Net Sales, provided that for each Memory Hub unit such royalty under this Agreement shall be no less than [*] (U.S.$ [*]) ("Floor"), and no more than [*] (U.S.$ [*]) ("Ceiling"). For the avoidance of doubt, it is understood and agreed that only one such [*]% royalty (subject to the above Floor and Ceiling) as provided hereunder is payable (under this Agreement, the SONY License Agreement, and any sublicense properly granted under the SONY License Agreement) by SONY, SONY's sublicensee, or Toshiba, as applicable, for the Compliant Portion(s) of each Memory Hub unit and that no additional royalty is due or payable by Toshiba under this Agreement and other existing agreements between Rambus and Toshiba for the use of the Compliant Portion(s) of such Memory Hub unit to implement the Redwood interface and/or the Yellowstone interface.

                (iii) Notwithstanding any other provision of this Agreement, at any time, for Sales of Licensed Rambus ICs that include more than one interface, technology, or rights otherwise licensed to Toshiba by Rambus under this Agreement and any then existing other agreement(s) between Toshiba and Rambus, the royalty payable to Rambus by Toshiba for such Licensed Rambus ICs shall be the highest royalty payable under this Agreement and any such other agreements, but shall not be the sum of all such applicable royalties, provided that the royalty under this Agreement for a Memory Hub that is also a Yellowstone Rambus Peripheral shall be the royalty

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                                                               License Agreement
                                                               January 6, 2003

specified in Section 3.2(a)(ii) above (and, if subject to Section 3.2(a)(i)(B) above, not [*]% of Net Sales, nor [*]% of Net Sales plus the royalty specified in Section 3.2(a)(ii) above).

     Sections 3.2(b), 3.2(c) and 3.2(d) below shall apply only to Memory Hubs, and to [*] Processor Chips, if any, subject to Section 3.2(a)(i)(B) above.

          (b) Modules, Boards, and Systems. During each quarter "Net Sales" for each Licensed Rambus IC incorporated into an Rambus Multichip Module, Rambus Board, or Rambus System by or for Toshiba shall be calculated based on the average gross selling price earned by Toshiba during such quarter on Sales of that Licensed Rambus IC as components to unaffiliated customers in arms length sales. If there are no such Sales, then the parties shall use such average gross selling price of Compatible (with the Redwood Rambus Interface Specification or Yellowstone Rambus Interface Specification, as applicable) integrated circuits with similar functionality as shown in the Rambus royalty report for the most recent preceding quarter in which there were such Sales. If there are no such similar Sales of Compatible integrated circuits, then as a condition of Toshiba's continued Sales of such Licensed Rambus ICs, the parties shall negotiate an appropriate royalty base for those Licensed Rambus ICs. Such royalties shall be due upon the internal transfer of the Licensed Rambus IC for such incorporation.

          (c) Nonmarket Disposition. In the event that Licensed Rambus ICs are Sold in circumstances in which the selling price is established on other than an arms length basis, "Net Sales" for each such Licensed Rambus IC shall be calculated based on the volume of such Licensed Rambus IC multiplied by the average gross selling price earned by Toshiba during such quarter on Sales of that Licensed Rambus IC to unaffiliated customers in arms length Sales. If there are no such Sales, then the parties shall use such average gross selling price of Compatible (with the Redwood Rambus Interface Specification or Yellowstone Rambus Interface Specification, as applicable) integrated circuits with similar functionality as shown in the Rambus royalty report for the most recent preceding quarter in which there were such Sales. If there are no such similar Sales of Compatible integrated circuits, then as a condition of Toshiba's continued Sales of such Licensed Rambus ICs, the parties shall negotiate an appropriate royalty base for those Licensed Rambus ICs.

          (d) Finished Products. Toshiba understands and agrees that royalties are to be paid hereunder for, and the royalty rates specified herein are based upon, Net Sales of Licensed

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Rambus ICs in finished product form. If Toshiba Sells Licensed Rambus ICs in unfinished form (e.g., as processed wafers, unpackaged products, or otherwise requiring additional work), then "Net Sales" for each such Licensed Rambus IC shall be calculated based on the volume of such Licensed Rambus IC multiplied by the average gross selling price earned by Toshiba during such quarter on Sales of that Licensed Rambus IC, in finished product form, to unaffiliated customers in arms length Sales. If there are no such Sales, then the parties shall use the average gross selling price of finished Compatible (with the Redwood Rambus Interface Specification or Yellowstone Rambus Interface Specification, as applicable) integrated circuits with similar functionality as shown in the Rambus royalty report for the most recent preceding quarter in which there were such Sales. If there are no such similar Sales of Compatible integrated circuits, then as a condition of Toshiba's continued Sales of such Licensed Rambus ICs, the parties shall negotiate an appropriate royalty base for those Licensed Rambus ICs.

     3.3    Payments and Accounting.

            (a) Records and Audits. With respect to the royalties set forth herein, Toshiba shall keep complete and accurate records as necessary to support the information required by the statement referenced in Section 3.3(b) below. These records shall be retained for a period of at least three (3) years from the date of payment, notwithstanding the expiration or other termination of this Agreement. Rambus shall be entitled to have a recognized independent accounting firm (subject to Toshiba's prior written approval, which shall not be unreasonably withheld or delayed, provided that each of the "Big Four" accounting firms (and their successors) shall be deemed approved) examine and audit, not more than once in any calendar year except as set forth below, and during normal business hours, all such records and such other records and accounts as may contain, under recognized accounting practices, information bearing upon the amount of royalties payable to Rambus under this Agreement, provided that (i) such audit shall be conducted following reasonable prior written notice (at least forty-five (45) business days in advance), and (ii) such accounting firm shall not be hired on a contingent fee basis and shall have confidentiality agreements in place sufficient to protect Toshiba's Confidential Information. Prompt adjustment shall be made by Toshiba to compensate for any errors and/or omissions disclosed by such examination or audit which result in an underpayment of royalties hereunder, together with interest thereon from the date the

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                                                               License Agreement
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payment was due at the annual rate of the then current prime rate plus two percent (2%) (or, if less, the maximum allowed by applicable law). Should the amount of any such error and/or omission exceed five percent (5%) of the total royalties due for the period under audit, then upon request by Rambus, Toshiba shall pay for the cost of the audit. Otherwise, Rambus is solely responsible for the costs of any audit. In the event an examination or audit reveals such an error/omission, of greater than five percent (5%) of the total royalties due for the period under audit, then Rambus shall be entitled to one additional audit, pursuant to the terms of this provision, during that same calendar year. In the event an audit reveals an overpayment by Toshiba, then said amount shall be credited against the next royalty payment to be made by Toshiba. Rambus shall provide Toshiba with a copy of any report prepared by the accounting firm within five (5) days of receipt of the same.

            (b) Reports and Payment Terms. (i) Within sixty (60) days after the end of each calendar quarter, Toshiba shall furnish to Rambus a statement, in the form attached as Exhibit D hereto, showing Sales and the number of units Sold for each product subject to royalties which were Sold during such quarter, and the amount of royalty payable thereon. If no products subject to royalty have been Sold, that fact shall be shown on such statement. Also, within such sixty (60) day period Toshiba shall pay to Rambus by electronic transfer to the bank account specified in Section 9.8 or otherwise designated by Rambus in writing the royalties payable hereunder for such quarter. All royalty and other payments to Rambus hereunder shall be in United States dollars. Royalties based on Sales in other currencies shall be converted to United States dollars according to the exchange rate published by the Bank of Tokyo Mitsubishi prevailing on the date of payment.

            (ii) In addition, Toshiba shall designate an appropriate Toshiba contact person, to whom Rambus shall have reasonable access, on a quarterly basis, to discuss Toshiba's expected Licensed Rambus IC Sales for each of the following four (4) quarters. Any such information provided to Rambus shall be nonbinding, shall be Toshiba Confidential Information, and shall be used by Rambus only for its internal use.

     3.4 Withholding Taxes. In the event the Japanese government imposes any withholding tax upon any payment due to Rambus hereunder, such tax shall be borne by Rambus. Toshiba agrees to assist Rambus in any intervention necessary to exempt payments such as development fees from tax, and Toshiba agrees to make all necessary filings, and take such other actions, as are necessary to

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                                                               License Agreement
                                                               January 6, 2003

minimize the tax rate. Toshiba shall withhold the amount of any such taxes levied on such payments by the Japanese government, shall promptly effect payment of the taxes so withheld to the Japanese tax office, and promptly send to Rambus the official certificate of such payment to enable Rambus to support a claim for a foreign tax credit with respect to any such taxes so withheld and paid against income taxes which may be levied by the United States government. Toshiba shall promptly provide Rambus with copies of tax receipts showing that any such required payments have been made.

                                   SECTION 4.

                            CONFIDENTIAL INFORMATION

     4.1 Confidential Information. The term "Confidential Information" shall mean any information disclosed by one party to the other, pursuant to this Agreement or otherwise, which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. In addition:

                (i) Toshiba acknowledges that it may receive, from SCE, SONY, or [*], Rambus information similarly identified as confidential to Rambus, and Toshiba agrees to treat all such information as Rambus Confidential Information in compliance with this Section 4.

                (ii) Toshiba acknowledges that it may receive, from Rambus, SCE information similarly identified as confidential to SCE, and Toshiba agrees to treat all such information as SCE confidential information in compliance with the [*] Agreement.

                (iii) Toshiba acknowledges that it may receive, from Rambus, SONY information similarly identified as confidential to SONY, and Toshiba agrees to treat all such information as SCE confidential information in compliance with this Section 4.

                (iv) Toshiba acknowledges that it may receive, from Rambus, [*] information similarly identified as confidential to [*], and Toshiba agrees to treat all such information as [*] confidential information in compliance with the [*] Agreement.

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                                                               License Agreement
                                                               January 6, 2003


                (v) Rambus acknowledges that it may receive, from SCE, SONY, or [*], Toshiba information similarly identified as confidential to Toshiba, and Rambus agrees to treat all such information as Toshiba Confidential Information in compliance with this Section 4.

                (vi) Rambus acknowledges that it may receive, from Toshiba, SCE information similarly identified as confidential to SCE, and Rambus agrees to treat all such information as SCE confidential information in compliance with the SONY License Agreement.

                (vii) Rambus acknowledges that it may receive, from Toshiba, SONY information similarly identified as confidential to SONY, and Rambus agrees to treat all such information as SCE confidential information in compliance with this Section 4.

                (vi) Rambus acknowledges that it may receive, from Toshiba, [*] information similarly identified as confidential to [*], and Rambus agrees to treat all such information as [*] confidential information in compliance with the November 18, 2002 "CONFIDENTIAL NONDISCLOSURE AGREEMENT" between Rambus and [*].

     4.2 Confidentiality. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall disclose Confidential Information only to those of its employees with a need to know for the purposes of this Agreement, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except to its properly sublicensed sublicensees, or to SCE or [*] in connection with the [*] Agreement or the Development Agreement, in each case only for the purposes of this Agreement. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care. Each party's obligations pursuant to this section with respect to any particular Confidential Information shall expire five (5) years after the first commercial availability of a production version of the Broadband Engine ("BE FCA"), except for Rambus' layout databases and schematics for Redwood Rambus Interface Technology and Yellowstone Rambus Interface Technology and for Toshiba's process information, design rules,

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spice models, design guidelines, DRC, LVS rule files, and layout databases and schematics for Licensed Rambus ICs (i.e., that portion of such layout databases and schematics owned by Toshiba and excluding that portion provided by Rambus), which shall be kept in confidence until ten (10) years after such BE FCA. Toshiba will provide to Rambus prompt written notice of such BE FCA.

     4.3 Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

                (i) was generally known and available at the time it was disclosed or becomes generally known and available through no fault of the receiver;

                (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

                (iii) is disclosed with the prior written approval of the discloser;

                (iv) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development;

                (v) becomes known to the receiver, without restriction, from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or

                (vi) is inherently disclosed in the use, lease, sale or other distribution of any available product by the receiving party or any of its Subsidiaries.
In addition, each party shall be entitled to disclose the other party's Confidential Information to the extent such disclosure is requested by the order or requirement of a court, administrative agency, or other governmental body; provided, that the party required to make the disclosure shall provide prompt, advance notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent such disclosure. Further, with the prior written consent of the disclosing party, which shall not be unreasonably withheld, each party shall have the right at any time to disclose portions of the disclosing party's Confidential Information to its customers and distributors on a need-to-know basis only to the extent deemed necessary by such party to market

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and sell products to such customers and distributors, it being understood that any such consent by the disclosing party may be limited to such disclosure under a confidentiality agreement.

     4.4 Additional Responsibilities. Prior to disclosure of any Confidential Information to each party's Subsidiaries, employees, agents and consultants, such party must have an appropriate agreement with any such entity or person sufficient to require the entity or person to treat Confidential Information of the other party in accordance with this Agreement.

     4.5 Residuals. Notwithstanding anything else in this Agreement, however, each party's employees shall be entitled to use, without restriction (subject to the above nondisclosure obligations, but not subject to the above use restriction) or royalty and for any purpose, the other parties' Confidential Information retained in such employees' unaided memory as a result of rightful access to another party's Confidential Information pursuant to this Agreement, subject only to the other parties' patents, copyrights, or mask work rights. An employee's memory will be considered to be unaided if the employee has not intentionally memorized the Confidential Information for the purposes of retaining it and subsequently using or disclosing it. Nothing in this Agreement will restrict any party's right to assign or reassign its employees, including without limitation those who have had access to the other parties' Confidential Information, to any project in its discretion.

     4.6 Subsidiaries. "Toshiba", "SCE" or "[*]" in Section 4.1 and 4.2 above shall include such company's, and SONY's, Subsidiaries properly licensed under such company's license agreement with Rambus (or, as to [*], under its sublicense agreement with SCE) for the applicable Rambus Interface Technology.

                                   SECTION 5.

               INTELLECTUAL PROPERTY OWNERSHIP AND INDEMNIFICATION

     5.1 Ownership. Subject to the licenses granted to Toshiba herein, Rambus shall own all right, title and interest in the Redwood Rambus Interface Technology and Yellowstone Rambus Interface Technology and all upgrades, enhancements and improvements thereto made by Rambus. Subject to Rambus' right to such underlying Rambus Interface Technology and all upgrades, enhancements and improvements thereto made by Rambus, Toshiba shall own all right, title and interest in Toshiba Improvements and all other technical information which are provided by Toshiba to Rambus hereunder. The parties acknowledge and agree that
(i) there have been no joint

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                                                               License Agreement
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developments with Rambus or joint inventions with Rambus (collectively, "Joint
Developments") prior to the date of this Agreement, and (ii) the parties do not anticipate any Joint Developments pursuant to this Agreement, and there shall be no such Joint Developments unless so agreed in writing by the parties.

     5.2 Rambus Indemnification Disclaimer. Rambus disclaims and shall have no obligation of defense, contribution, or indemnity with respect to any actual or alleged intellectual property infringement with respect to any Rambus Interface Technology, Rambus Interface Specification, or arising out of this Agreement. Rambus shall have no liability arising out of any such actual or alleged intellectual property infringement. Toshiba, however, shall promptly notify Rambus, in writing, of each such infringement claim of which Toshiba becomes aware, and Toshiba shall cooperate with Rambus if Rambus desires to intervene in any such infringement action against Toshiba.

     5.3 Toshiba Indemnification Disclaimer. Toshiba disclaims and shall have no obligation of defense, contribution, or indemnity with respect to any actual or alleged intellectual property infringement with respect to any Toshiba Improvements, or arising out of this Agreement. Toshiba shall have no liability arising out of any such actual or alleged intellectual property infringement.

                                   SECTION 6.

                             LIMITATION OF LIABILITY

     IN NO EVENT WILL RAMBUS' LIABILITY ARISING OUT OF THIS AGREEMENT (EXCEPT FOR BREACHES OF SECTION 4) EXCEED THE FEES AND ROYALTIES RECEIVED BY RAMBUS HEREUNDER. EXCEPT FOR INFRINGEMENT OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, BREACHES BY TOSHIBA OF SECTION 2 HEREOF, OR BREACHES OF SECTION 4 HEREOF, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE DESIGNS, TECHNOLOGY OR PRODUCTS LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT.

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                                   SECTION 7.

                              TERM AND TERMINATION

     7.1 Term. The term of this Agreement shall commence as of the Effective Date and, unless and until terminated hereunder, shall continue until the expiration of the last to expire Rambus patent within the Rambus Intellectual Property Rights.

     7.2 Termination.

            (a) If either party defaults in the performance of any material obligation hereunder, or under the Development Agreement, and if any such default is not corrected within forty-five (45) days after the defaulting party receives written notice thereof from the non-defaulting party, then the non-defaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement. For purposes of this section, "material default" shall include, without limitation, the falsity of any material representation or warranty.

            (b) Either party may terminate this Agreement forthwith effective upon written notice to the other party in the event that (i) the other party files a petition in bankruptcy or insolvency or becomes the subject of any voluntary proceeding relating to bankruptcy or insolvency, or makes a general assignment for the benefit of creditors, (ii) a receiver or bankruptcy trustee for all or substantially all of the property of the other party has been appointed, (iii) any voluntary proceedings for the liquidation or winding up of the other party's business or for the termination of its corporate charter have been instituted by the other party (unless, as to Rambus, in connection with the sale or other transfer of all or substantially all of Rambus' business or assets), (iv) the other party's board of directors passes a resolution to dissolve, liquidate or wind up such other party's business (unless, as to Rambus, in connection with the sale or other transfer of all or substantially all of Rambus' business or assets), or (v) a third party files a petition in bankruptcy or insolvency against such other party and that petition is not dismissed within sixty (60) days after service of the petition on the other party.

            (c) Commencing five (5) years after the Effective Date, Toshiba shall be entitled to terminate this Agreement, for its convenience, on at least twelve (12) months prior written notice to Rambus.

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     7.3 Survival. Except as set forth in the last sentence of this Section 7.3 with respect to expiration, upon any termination of this Agreement all licenses and rights granted to Toshiba shall terminate, and Toshiba shall promptly destroy or return to Rambus all of Rambus' Confidential Information and technology. In addition, all amounts due or payable to Rambus as a result of events prior to the date of termination or expiration of this Agreement shall remain due and payable. The provisions of Sections 2.5(a), 2.5(b) (as to Licensed Rambus ICs Sold prior to termination or expiration), 2.6 (Toshiba Patents), 2.7 (Disclaimer), 2.11 (Covenant Not To Sue), 3.2 (Payments and Accounting), 3.3 (Withholding Taxes), 4 (Confidential Information), 5 (Intellectual Property Ownership and Indemnification), 6 (Limitation of Liability), 8 (Governing Law; Dispute Resolution), and 9 (Miscellaneous) shall survive any expiration or termination of this Agreement for any reason. Upon expiration (but not upon any other termination) of this Agreement, the licenses granted to Toshiba under Section 2 above shall survive and shall become irrevocable (except for breach of Section 2 or Section 4 above), fully paid, and royalty free.

                                   SECTION 8.

                        GOVERNING LAW, DISPUTE RESOLUTION

     8.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of California, U.S.A., with the exclusion of laws on punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in a specific manner, and without reference to conflict of laws principles.

     8.2 Dispute Resolution.

          (a) Except for U.S. International Trade Commission proceedings, all disputes and claims arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts and the United States District Court for the Northern District of California, and Toshiba agrees and consents to the personal and exclusive jurisdiction of these courts. The parties hereto expressly waive any right they may have to a jury trial hereunder and agree that any proceeding under this Agreement shall be tried by a judge without a jury.

          (b) To the extent permissible under Japanese law, any judgment of any United States court shall entitle Rambus to a corresponding Japanese judgment and shall be enforceable against

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                                                               License Agreement
                                                               January 6, 2003

Toshiba in Japan with the same force and effect as a judgment of any Japanese court of competent jurisdiction.

                                   SECTION 9.

                                  MISCELLANEOUS

     9.1 Announcement and Promotion. Toshiba and Rambus shall participate in the following public announcements and activities, provided that the contents, manner and timing of such public announcement shall be mutually agreed upon in advance between both parties:

                (i) Toshiba and Rambus will jointly issue a press release, in the form attached hereto as Exhibit E, announcing the existence of their relationship and this Agreement, within forty-eight (48) hours after the Effective Date of this Agreement.

                (ii) Toshiba will make a keynote address at each of the 2004 United States and 2004 Japan Rambus Developer Forums regarding Toshiba's licensing of the Redwood Rambus Interface Technology and Yellowstone Rambus Interface Technology and future plans for Licensed Rambus ICs.

                (iii) Toshiba will participate in the first Rambus Redwood Rambus Interface Technology product announcement in each of the following major geographic regions: United States, Japan, and Europe; and will participate in the first Rambus Yellowstone Rambus Interface Technology product announcement in each of such major geographic region.

                (iv) Rambus will be given, on a timely basis, the opportunity to participate in any Broadband Engine media event or press conference where appropriate, as a technology partner with a speaking role at the event/press conference to the extent that Toshiba is a leading member of the hosting companies for such media events or press conferences.

                (v)   If Rambus [*] and/or [*], Toshiba will [*] so long as [*].

     9.2 Confidentiality of Agreement. Each party agrees that, after the announcement referenced in Section 9.1 above, each party shall be entitled to disclose the general nature of this Agreement but that the terms and conditions of this Agreement shall be treated as confidential information and that neither party will disclose the terms or conditions to any third party without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this Agreement:

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                                                               License Agreement
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                (i)   as required by any court or other governmental body;

               (ii)   as otherwise required by law;

              (iii) as otherwise may be required by applicable securities and other law and regulation, including to legal and financial advisors in their capacity of advising a party in such matters, provided that Rambus will provide notice to Toshiba prior to any such disclosure required by the U.S. Securities and Exchange Commission, such notice to include a copy of the proposed disclosure, and Rambus will consider Toshiba's timely input with respect to the disclosure;

               (iv) in confidence, to legal counsel of the parties, accountants, and other professional advisors;

                (v) in confidence, to banks, investors and other financing sources and their advisors;

               (vi) in connection with the enforcement of this Agreement or rights under this Agreement; or

              (vii) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (A) the restrictions are embodied in a court-entered protective order limiting disclosure to outside counsel and (B) the disclosing party informs the other party in writing at least ten (10) business days in advance of the disclosure and shall discuss the nature and contents of the disclosure, in good faith, with the other party; or

             (viii) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

Notwithstanding the foregoing, Rambus shall be entitled to disclose to third parties the terms and conditions of Sections 2.6 (Toshiba Patents) and 2.11 (Covenant Not To Sue) above and the associated definitions in Section 1 and any related Exhibits.

     9.3 Potential Licensees. At Toshiba's written request at any time until January 1, 2011, Rambus agrees to negotiate in good faith with any Potential Licensee(s) specified in the written request(s), under Rambus' then current standard terms and conditions therefor, a license, with respect to the Redwood Rambus Interface Technology and/or the Yellowstone Rambus Interface Technology, to manufacture and Sell Broadband Engines and/or Broadband Engine Derivatives,

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                                                               License Agreement
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provided that Rambus agrees that (i) with respect to the Broadband Engine, (A)
the license fee charged by Rambus to each Potential Licensee for such license shall not exceed [*] dollars (US $[*]) and (B) the royalty rate charged by Rambus to each Potential Licensee for such license shall not exceed [*] (US
$[*]) per unit; provided, however, that if by [*], SCE has not yet [*] Product [*], then during each calendar quarter commencing with the second calendar quarter of [*] and until the calendar quarter immediately following the calendar quarter in which [*] Product [*], the royalty rate charged by Rambus to each Potential Licensee for such license shall not exceed [*] ([*]%) of sales, and
(ii) with respect to Broadband Engine Derivatives, (A) the license fee charged by Rambus to each Potential Licensee for such license shall not exceed [*] (US $[*]), and (B) the royalty rate charged by Rambus to each Potential Licensee for such license shall not exceed [*] percent ([*]%) of sales for Broadband Engine Derivatives Compatible with the Redwood Rambus Interface Specification but not Compatible with the Yellowstone Rambus Interface Specification, and [*] percent ([*]%) of sales for Broadband Engine Derivatives Compatible with the Yellowstone Rambus Interface Specification. Nothing in this section shall restrict Rambus charges for development, non-recurring engineering, or services.

     9.4 Assignment. (a) Neither party may transfer, assign or delegate this Agreement or any of its licenses, rights or duties under this Agreement, by operation of law or otherwise, without the prior written consent of the other party, except that Rambus may transfer and assign this Agreement to any person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets pertaining to the technology licensed hereunder.

            (b) In the event of any such transfer or assignment or attempted transfer or assignment by either party except as otherwise expressly permitted hereunder, this Agreement and all rights and licenses granted to such party shall automatically terminate. Any attempted transfer or assignment in violation of this Section shall be void. For purposes of this section, a merger of Toshiba into any third party where Toshiba is not, or has no Control of, the surviving entity after such merger, or a Change of Control of Toshiba, shall constitute an assignment. Notwithstanding the foregoing, if Toshiba [*] so as to [*], then Toshiba shall be entitled to [*], but only if Toshiba agrees in a writing reasonably acceptable to Rambus that [*]. Toshiba shall be responsible for the performance [*] of all obligations contained in this Agreement.

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            (c) This Agreement shall be binding on the parties hereto and any of their permitted successors and assigns, including any successors and assigns of Rambus Intellectual Property Rights that are subject to the licenses granted to Toshiba hereunder.

     9.5 No Conflicts. Each party represents and warrants, on a continuing basis, to the other party that (i) the execution, delivery and performance by such party of this Agreement and each other agreement, document, or instrument now or hereafter executed and delivered by such party pursuant thereto or in connection herewith will not conflict with or result in any breach of, or constitute a default under, any commitment, contract or other agreement, instrument or undertaking to which such party is a party or by which any of its property is bound, and (ii) such party will not enter into any such commitment, contract or other agreement, instrument or undertaking.

     9.6 Authority. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

     9.7 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class air mail (registered or certified if available), postage prepaid, or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered. All notices shall be in English.

     9.8 Electronic Transfers. All payments from Toshiba which are required herein to be sent to Rambus via electronic transfer shall be made in U.S. dollars via the Federal Reserve Bank of San Francisco for the credit of:

                         Rambus Inc., Account #[*]
                         [*]
                         [*]
                         [*]
                         [*]

     9.9 Export Controls.

            (a) Each party understands and acknowledges that the other party is subject to regulation by agencies of the U.S. and Japanese government, including the U.S. Department of

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Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the parties to provide Rambus Interface Technology, technical assistance, Toshiba's technical information, Confidential Information and any media in which any of the foregoing is contained, training, technical assistance, and related technical data (collectively, "Data") shall be subject in all respects to such United States and Japanese laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States and/or Japan as the case may be, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Each party agrees to cooperate with the other party, including without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. Each party warrants that it (i) will comply in all respects with the export and reexport restrictions set forth in the export license (if necessary) for every item shipped to the other party, (ii) will not use any information furnished hereunder by the other party for any purpose to develop and/or manufacture nuclear, chemical, biological weapons and/or missiles, and (iii) will otherwise comply with the Export Administration Regulations or other United States or Japanese, as applicable, laws and regulations in effect from time to time.

            (b) Without in any way limiting the provisions of this Agreement,
(i) Toshiba agrees that unless prior written authorization is obtained from the Bureau of Export Administration or the Export Administration Regulations explicitly permit the reexport without such written authorization, it will not export, reexport, or transship, directly or indirectly, any Rambus Data disclosed or provided hereunder or the direct product of such Data to country groups D-1 or E-2 (as defined in the Export Administration Regulations and which currently consist of Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, China (PRC), Cuba, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Laos, Latvia, Libya, Lithuania, Moldavia, Mongolia, North Korea, Romania, Russia, Tajikistan, Turkmanistan, Ukraine, Uzbekistan, and Vietnam, or to Iran, Iraq, Sudan, or Syria, and (ii) each of the parties agrees that unless prior written authorization is obtained from, as applicable, the Bureau of Export Administration or the applicable Japanese agency, or the Export Administration Regulations or applicable Japanese regulations, as applicable, explicitly permit the reexport without

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such written authorization, it will not export, reexport, or transship, directly or indirectly, any Data disclosed or provided to such company or the direct product of such Data or to any other country as to which the U.S. or Japanese government, as applicable, has placed an embargo against the shipment of products, software, or technology which is in effect during the term of this Agreement.

            (c) Without limiting the foregoing provisions of this section, (i) Rambus agrees to comply with U.S. export laws and regulations with respect to Data disclosed to Rambus by Toshiba but originating in the U.S., and (ii) Toshiba agrees to comply with Japanese export laws and regulations with respect to Data disclosed to Toshiba by Rambus but originating with SONY.

     9.10 Partial Invalidity. If any paragraph, provision, or clause thereof in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

     9.11 No Third Party Beneficiaries. This Agreement has been made and is made solely for the benefit of Rambus and Toshiba and their respective permitted successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity (including without limitation SONY and [*]) other than the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person or entity to any party to this Agreement.

     9.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

     9.13 Relationship of Parties. The parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

     9.14 Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

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     9.15   Waiver. The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

     9.16 Government Approvals. Toshiba represents and warrants that no consent or approval with any governmental authority in Japan is required in connection with the valid execution and performance of this Agreement except as may be required to transfer technical information to Rambus under this Agreement. Rambus represents and warrants that no consent or approval with any governmental authority in the United States is required in connection with the valid execution and performance of this Agreement except as may be required to transfer technical information to Toshiba under this Agreement. Each party shall be responsible for any required filings of this Agreement with the Japanese (as to Toshiba) or United States (as to Rambus) government agencies.

     9.17 Section Headings and Language. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The English language shall govern the meaning and interpretation of this Agreement.

     9.18 Ambiguities. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

     9.19 Currency. All dollar amounts specified herein are in U.S. dollars, and all payments pursuant to this Agreement shall be in U.S. dollars.

     9.20 Entire Agreement. The terms and conditions herein contained constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby. Subject to the provisions of Section 3.2 and unless otherwise expressly provided herein or under the Development Agreement, it is understood and agreed that this Agreement shall not affect the parties' agreements existing as of the

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                                                               License Agreement
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Effective Date, including without limitation the parties' (a) 1990 Semiconductor
Technology License Agreement, (b) 1996 Rambus-2 Semiconductor Technology Development and License Agreement, (c) 1997 Supplemental Semiconductor
Technology License Agreement, (d) Development Agreement, or (e) 2002 Yellowstone Semiconductor Technology License Agreement (pertaining to DRAMs).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

RAMBUS INC.                              TOSHIBA CORPORATION

By: /s/ GEOFF TATE                       By:  /s/ TAKESHI NAKAGAWA
    ----------------------------              ---------------------------------

Name: Geoff Tate                         Name:      Takeshi Nakagawa

Title: CEO                               Title: Corporate Senior Vice President
                                                    President & CEO,

                                                    Semiconductor Company

Date: Jan. 6, 2003                       Date:  Jan. 6, 2003

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                                                               License Agreement
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                                   EXHIBIT A-1

                       REDWOOD RAMBUS INTERFACE TECHNOLOGY

The Redwood Rambus Interface Technology is a physical and logical layer logic-to-logic subsystem capable of transferring data up to rates of up to 5.0 Gigabits-per-second (Gbps) per signal pair. The elements of the Redwood Rambus Interface Technology include the Logic Layer ("Redwood RLC") (not to be provided to Toshiba by Rambus), Rambus Access Cells ("Redwood RACs"), the Channel, and associated clocking.

The logic device (processor, peripheral, ASIC, etc.) contains the storage and processing functions needed by the application (Applications Units). The application can transmit or receive data to or from another logic device using up to a 5.0 Gbps Rambus Channel.

Small voltage swings and unidirectional differential signaling are used on the Redwood Rambus interface to carry all data information to/from the Redwood RACs. Advanced CMOS circuit design techniques are used in the implementation of the driver/receiver and clock circuitry of the Redwood Rambus interface.

The Redwood RAC is the Input/Output cell which resides on the edge of the die of the logic device. The Redwood RAC provides the basic multiplexing/demultiplexing functions for converting the off-chip bus with up to 5.0 Gbps data rate -to a wider, and slower, on-chip bus. The Redwood RAC manages the physical layer of the Rambus subsystem.

The Redwood RLC manages the logical layer of the Rambus subsystem. The Redwood RLC sits between the Redwood RAC and the Application Unit, and provides a simple intermediate protocol for performing read and write transactions between two logic devices using the Redwood Rambus Interface Technology. The Redwood RLC serves as a reference design and it may be used as is, or it may be modified for a particular application.

The Redwood Rambus Channel is the system level interconnect necessary to communicate at up to a 5.0 Gbps data rate between two logic chips. This includes packaging, system PCB, and may include connector technologies.

Rambus is in development of the Redwood Rambus Interface Technology, so material change in function or specification are possible and Rambus makes no representation or warranty otherwise.

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                                   EXHIBIT A-2

                     YELLOWSTONE RAMBUS INTERFACE TECHNOLOGY

The Yellowstone Rambus Interface Technology is a complete memory and chip-to-chip subsystem capable of transferring data rates initially at 3.2 Gigabit-per-second (3.2 Gbps) per signal pair. The elements of the Yellowstone Rambus Interface Technology include the Rambus Memory Controller ("Yellowstone RMC"), Yellowstone RAC, Channel, expansion subsystem, the interface portion of the Yellowstone DRAMs ("Yellowstone DRAMs"), and associated clocking.

The logic device (processor, peripheral, ASIC, etc.) contains the storage and processing functions needed by the application (Applications Units). The application can access further storage in external Yellowstone DRAMs using a 3.2 Gbps Rambus Channel.

The Yellowstone DRAM is manufactured with standard submicron CMOS. The Yellowstone DRAM operates with a 400MHz clock, transferring address and control information at 800 Mbps and data at 3.2 Gbps. Small voltage swings are used on the Yellowstone Rambus interface to carry all address, data, and control information to/from the Yellowstone DRAMs. Differential signals are used on the Yellowstone Rambus interface to carry data information to/from the Yellowstone DRAMs. Advanced CMOS circuit design techniques are used in the implementation of the driver/receiver and clock circuitry of the Yellowstone Rambus interface. Initial applications for the Yellowstone Rambus Interface Technology include applications with the Yellowstone DRAMs soldered on the main board (no modules or expansion capabilities).

The Yellowstone RAC is the Input/Output cell which resides on the edge of the die of the logic device. The Yellowstone RAC provides the basic multiplexing/demultiplexing functions for converting the off-chip bus with the
3.2 Gbps data rate (Channel) to a wider, and slower, on-chip bus. The Yellowstone RAC manages the physical layer of the Rambus subsystem.

The Yellowstone RMC manages the logical layer of the Rambus subsystem. The Yellowstone RMC sits between the Yellowstone RAC and the Application Unit, and provides a simple intermediate protocol for performing read and write transactions to the Yellowstone DRAMs. The Yellowstone RMC also supports interleaved transactions. The Yellowstone RMC serves as a reference design and it may be used as is, or it may be modified for a particular application.

Rambus is in development of the Yellowstone Rambus Interface Technology, so material change in function or specification are possible and Rambus makes no representation or warranty otherwise.

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                                                               License Agreement
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                                    EXHIBIT B

                                   MEMORY HUB

     The "Memory Hub" is a [*] (but not a [*]) for [*], which uses [*] in the [*] for [*], or a [*], where such [*] and [*] are through the [*] incorporated into such [*] or [*] (i.e., the portion of such [*] which provide [*] with the [*]). For purposes of this Agreement a [*] will be deemed to be a [*], and, for purposes of [*], the above-described [*] shall be considered the portion of the [*] that provides [*] with the [*], notwithstanding that such [*] may not exist. It is understood and agreed that a [*] may also be a [*].

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                                                               License Agreement
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                                    EXHIBIT C

                                   TRADEMARKS

Rambus, RDRAM, and the Rambus Logo ([LOGO OF RAMBUS, RDRAM].or [LOGO OF RAMBUS]) are trademarks and registered trademarks of Rambus Inc. in the United States and other countries.

     The marking to be used for Licensed Rambus ICs is: [LOGO OF RAMBUS, RDRAM]. Original logo artwork is available from the Rambus trademark department.

When using the Rambus trademarks in documentation and presentations, Toshiba must follow the guidelines below:

1. The first and most obvious occurrence of each of the trademarks in text needs to have the superscript (TM) to notify the reader of the trademark. Subsequent occurrences in the same document do not require the (TM) symbol. This must be done for each trademark. An example is:

     The Rambus (TM) DRAM is also referred to as an RDRAM (TM) device.

2. Toshiba must provide notice in each document of the Rambus trademarks used and that they are registered trademarks of Rambus Inc. This notice would typically accompany Toshiba's own trademark and copyright notices. If, for example, the terms Rambus and RDRAM are used:

     Rambus and RDRAM are trademarks and registered trademarks of Rambus Inc. in the United States and other countries.

3. When referring to Rambus as a company, as in "Rambus Inc.", the TM symbol should not be used. All other usage of the term "Rambus" should comply with applicable trademark laws. For example, except when it is used to refer to Rambus as a company, the term 'Rambus" should only be used as an adjective modifying a noun. Examples of acceptable usage are:

     the Rambus (TM) Channel

     the Rambus (TM) Interface

     the Rambus (TM) Technology

4. The term "RDRAM" should never be used as a noun, only as an adjective modifying a noun. Examples of acceptable usage are:

RDRAM (TM) IC

RDRAM (TM) chip

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                                                               License Agreement
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RDRAM (TM) memory

RDRAM (TM) device

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                                    EXHIBIT D

                             FORM OF ROYALTY REPORT

                                   [Attached]

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                                                               License Agreement
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                     Royalty Report: Licensed Logic Products

  under the Redwood and Yellowstone Semiconductor Technology License Agreement

                   between Toshiba Corporation and Rambus Inc.

                          Period ______________________

   Redwood or Yellowstone Logic
             Product              Unit Sales   Net Sales*   Royalty
-------------------------------   ----------   ----------   -------
Broadband Engines


Broadband Engine Derivatives


Associated Chips


Memory Hubs


Total royalty payable

Less-withholding tax

Amount to be remitted
===============================   ==========   ==========   =======

Note:  This report is due within 60 days after the end of each quarter

     * Only for products with a percentage royalty.

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License Agreement
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                                    EXHIBIT E

                                  PRESS RELEASE

                                                                    NEWS RELEASE

                 RAMBUS SIGNS TECHNOLOGY LICENSE AGREEMENTS WITH

                  SONY, SONY COMPUTER ENTERTAINMENT AND TOSHIBA

 Two new interfaces selected for logic-to-memory and logic-to-logic connectivity

     LOS ALTOS, CA - January 6, 2003 - Rambus Inc. (Nasdaq:RMBS), the leader in ultra high-speed interface technology, today announced new agreements with Sony Corporation (Sony), Sony Computer Entertainment Inc. (SCEI) and Toshiba Corporation (Toshiba) for the license and utilization of two new high-speed interfaces, codenamed 'Yellowstone' and 'Redwood.' Offering unparalleled competitive advantages, these two interfaces are expected to be utilized for future broadband applications with 'Cell.'

     The impact on Rambus' financials will be discussed during a conference call on January 6, 2003 at 2:00 p.m. Pacific Standard Time. The specific terms of the agreements are confidential.

     Currently at 3.2GHz data rates, with a roadmap to higher performance, 'Yellowstone' is much faster than the best available DDR memories. 'Yellowstone' offers high performance in memory signaling while optimizing system cost through pin-count reduction and support for high volume PCBs and packages.

     'Redwood', the ultra high-speed parallel interface between multiple chips, delivers a data rate about ten times faster than the latest processor busses. It maintains lower latency and lower power consumption than current solutions, while keeping high productivity and cost efficiency.

     "The use of Direct Rambus technology in PlayStation(R)2 was essential for its performance," said Ken Kutaragi, president and chief executive officer of Sony Computer Entertainment Inc. "Rambus is and will be the key player in the ultra high-speed interface

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technology. This enables us to create a wide range of applications and platforms from high-end systems to digital consumer electronics products within Sony
Group."

                                               -more-

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     2-2-2-2   Rambus Signs Technology License Agreements with Sony, SCEI and
Toshiba

     "We recognize Rambus as the premier provider of high speed interface technology. We have already decided to integrate Rambus' interface technology into our next-generation high-value added DRAM, and we have now extended our partnership to the logic interface. These technologies will support us in delivering effective solutions to next-generation systems that require high-speed processing of large graphics and audio data," said Takeshi Nakagawa, corporate senior vice president of Toshiba Corporation and president and chief executive officer of Toshiba Corporation Semiconductor Company.

     "We have had long and mutually beneficial relationships with Sony, Sony Computer Entertainment and Toshiba," said Geoff Tate, chief executive officer at Rambus. "Rambus' objective is to produce innovative solutions that will benefit our semiconductor and system partners. We are pleased that our ultra high-speed logic-to-memory and logic-to-logic solutions are key technologies to produce a wide range of future systems."

     ABOUT RAMBUS INC.
     Rambus is the leading developer and marketer of breakthrough chip-to-chip interface technology, products and solutions to the electronics industry. The company licenses its technology in the form of interface cells that are incorporated into high-performance memory and logic chips by 25 of the world's top semiconductor makers. The company's interface cells and system-level solutions are incorporated into hundreds of OEM products.

     ABOUT SONY COMPUTER ENTERTAINMENT INC.
     Recognized as the global leader and company responsible for the progression of consumer-based computer entertainment, Sony Computer Entertainment Inc.
(SCEI) manufacturers, distributes and markets the PlayStation(R) game console and PlayStation(R)2 computer entertainment system. PlayStation has revolutionized home entertainment by introducing advanced 3D graphic processing, and PlayStation 2 further enhances the PlayStation legacy as the core of home networked entertainment. SCEI, along with its subsidiary divisions Sony Computer Entertainment America Inc., Sony Computer Entertainment Europe Ltd., and Sony Computer Entertainment Korea Inc. develops, publishes, markets and distributes software, and manages the third party licensing programs for these two platforms in the respective markets worldwide. Headquartered in Tokyo,

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Japan, Sony Computer Entertainment Inc. is an independent business unit of the
Sony Group.

                                               - more-

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     3-3-3-2   Rambus Signs Technology License Agreements with Sony, SCEI and
Toshiba

     ABOUT TOSHIBA CORPORATION
     Toshiba Corporation is a leader in information and communications systems, electronic components, consumer products, and power systems. The company's integration of these wide-ranging capabilities assures its position as a leading company in semiconductors, displays and other electronic devices. Toshiba has 176,000 employees worldwide and annual sales of over US$40 billion. Visit Toshiba's website at http://www.toshiba.co.jp/index.htm.

     PlayStation is a registered trademark of Sony Computer Entertainment Inc.

     This press release contains forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs, and certain assumptions made by the Company's management. You can identify these and other forward-looking statements by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "continue" or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to the foregoing statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those identified in the Company's recent filings with the Securities and Exchange Commission, including its recently filed Form 10-Q, and also including the uncertainty of new technologies; and the uncertainty regarding the technical and market demands for such technologies. All forward-looking statements included in this press release are based on information available to Rambus on the date hereof. Rambus assumes no obligation to update any forward-looking statements.

                                      # # #

     Press Contacts:

     Rambus Inc.
     Linda Ashmore
     (650) 947-5411
     lashmore@rambus.com

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                                                               License Agreement
                                                               January 6, 2003

                                    EXHIBIT F

                                JAPANESE PATENTS

Matter      Title                          Status      Pat No.     Issue Date
[*]         [*]                            [*]         [*]         [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]
[*]         [*]                            [*]

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                                                               License Agreement
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                                    EXHIBIT G

                                  DELIVERABLES

[*]
[*]
[*]
[*]

These [*] include [*] and [*] (as appropriate) [*] of the [*]. In the [*],[*] and [*] is included. In the case of the [*] of the applicable [*], full description of the [*] is included in addition to [*]. In the case [*] and [*], the [*] which represent what have been [*] in [*] and [*] manufactured to date by [*].

                                                                    CONFIDENTIAL